As filed with the Securities and Exchange Commission on October 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Vanguard Natural Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1311 (Primary Standard Industrial Classification Code Number)	80-0411494 (IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(832) 327-2255
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott W. Smith
President and Chief Executive Officer
5847 San Felipe, Suite 3000
Houston, Texas 77057
(832) 327-2255
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Douglas V. Getten
Paul Hastings LLP
600 Travis St., Suite 5800
Houston, Texas 77002
(713) 860-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.001 per share	17,820,383	(1)	$19.50	(2)	$347,497,469	(2)	$43,263.44
Common stock, par value $0.001 per share, issuable upon exercise of the Warrants	98,110	(3)	$19.50	(2)	$1,913,145	(2)	$238.19
Total	—		—		—		$43,501.63

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock being registered hereunder include an indeterminate number of shares of Common Stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sales price of the common stock, par value $0.001 per share, of Vanguard Natural Resources, Inc. on the OTCQX market on October 26, 2017.

(3)	Represents the maximum number of shares of common stock that may be issued upon exercise of the Warrants to be registered hereunder. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 30, 2017

PROSPECTUS

Vanguard Natural Resources, Inc.

17,820,383 Shares of Common Stock

98,110 Shares of Common Stock Issuable Upon Exercise of the Warrants

This prospectus relates to the offer and sale of: (i) 17,820,383 shares of common stock, par value $0.001 per share, of Vanguard Natural Resources, Inc. (the “Common Stock”); and (ii) up to 98,110 shares of Common Stock, that may be issued upon exercise of the Warrants (as defined herein), in each case, by the selling stockholders (which term as used in this prospectus includes pledgees, donees, transferees or other successors-in-interest) identified on page 11 of this prospectus or in a supplement thereto. We will not receive any proceeds from these resales. In addition, we have agreed to pay certain expenses of the selling stockholders incurred in connection with the sale of Common Stock from time to time.

Pursuant to this prospectus, the selling stockholders may offer and sell the Common Stock from time to time, if and to the extent as they may determine, through public or private transactions or through other means described in the section of this prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares through agents or through underwriters and dealers. The selling stockholders also may sell shares directly to investors. If the selling stockholders use agents, underwriters or dealers to sell the shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required.

Our Common Stock is quoted on the OTCQX Market (“OTCQX”) under the symbol “VNRR.” The last reported sale price of our Common Stock on the OTCQX on October 26, 2017 was $19.50 per share.

Investing in our Common Stock involves risks. Please read “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated           , 2017

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information different from that contained in this prospectus and any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

On February 1, 2017, our Predecessor (as defined below) and certain of its subsidiaries (the “Debtors”) filed voluntary petitions for relief (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

On July 18, 2017, the Bankruptcy Court entered the Order Confirming Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Plan”).

On August 1, 2017 (the “Effective Date”), the Debtors substantially consummated the Plan and emerged from their Chapter 11 Cases. As part of the transactions undertaken pursuant to the Plan, (i) our Predecessor’s (as defined below) equity was canceled, (ii) our Predecessor transferred all of its membership interests in VNG (as defined below) to us, and (iii) we became a successor issuer to our Predecessor for purposes of and pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). VNG directly or indirectly owned all of the other subsidiaries of our Predecessor. As a result of the foregoing and certain other transactions, we are no longer a subsidiary of our Predecessor and now own all of the former subsidiaries of our Predecessor. Following the end of the current fiscal year, we expect that our Predecessor will be dissolved. On August 9, 2017, following the issuance of certain warrants in connection with the Plan, the warrants were deemed to be registered under Section 12(g) under the Exchange Act pursuant to Rule 12g-3(a) thereof.

Prior to the consummation of the transactions undertaken pursuant to the Plan, we (as VNR Finance Corp.) were the co-issuer of our Predecessor’s secured notes, which were exchanged pursuant to the Plan, and our senior unsecured notes, which were cancelled pursuant to the Plan. Other than the notes, however, we did not have any independent assets or operations. Accordingly, we are a new holding company for our Predecessor’s business, assets and operations going forward.

Additional information, including our Predecessor’s financial statements and the notes thereto, is incorporated in this prospectus by reference to our Predecessor’s and our reports filed with the SEC. Please read “Where You Can Find More Information.”

You are urged to read this prospectus carefully, including “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and the documents incorporated by reference in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to:

•	“the Company” refer to Vanguard Natural Resources, Inc., a Delaware corporation (formerly known as VNR Finance Corp.) and its subsidiaries;

•	our “Predecessor” refer to Vanguard Natural Resources, LLC, a Delaware limited liability company;

•	“we,” “our,” “us,” “Vanguard” or like terms refer, after the consummation of the Plan, to the Company and, prior to the consummation of the Plan, to our Predecessor and the entirety of its business, assets and operations that were contributed to us in connection with the consummation of the Plan; and

•	“VNG” refers to Vanguard Natural Gas, LLC, a Kentucky limited liability company and our wholly owned subsidiary, through which we hold the assets of our Predecessor.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.vnrenergy.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website (other than to the extent specified elsewhere herein), and you should not consider it to be a part of this prospectus. You can find price quotes and market information about us at www.otcmarkets.com.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

We incorporate by reference the following documents:

•	our Predecessor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 15, 2017 and the Form 10-K/A, filed with the SEC on April 25, 2017;

•	our Predecessor’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 8, 2017;

•	our Predecessor’s Current Reports on Form 8-K and Form 8-K/A filed with the SEC on the following dates: October 9, 2015 (Film No. 151152943), October 9, 2015 (Film No. 151152895), January 5, 2017, February 2, 2017, February 3, 2017, March 2, 2017, March 24, 2017, May 24, 2017, June 8, 2017 and July 19, 2017 (in each case, excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit);

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 9, 2017; and

•	our Current Report on Form 8-K15D5 filed on August 2, 2017, which includes the description of our Common Stock; our Current Report on Form 8-K12G3 filed on August 15, 2017; and our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on August 25, 2017, September 29, 2017, October 13, 2017 (Film No. 171136738), October 13, 2017 (Film No. 171136758) and October 18, 2017 (in each case, excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit).

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act from the date of this prospectus to the completion of the offering of the securities registered pursuant to this prospectus including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Vanguard Natural Resources, Inc.
5847 San Felipe, Suite 3000
Houston, Texas 77057
(832) 327-2255

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus may constitute “forward-looking” statements. Statements included in this prospectus that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other “forward-looking” information. We and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Forward-looking statements include, but are not limited to, statements we make concerning future actions, conditions or events, future operating results, income or cash flow.

These statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in the forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this prospectus. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include, among other things, those set forth in the Risk Factors section of our Predecessor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Annual Report”) and our Predecessor’s and our Quarterly Reports on Form 10-Q, and those set forth from time to time in our filings with the SEC, which are available on our website at www.vnrenergy.com and through the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov. These factors and risks include, but are not limited to:

•	our ability to achieve the anticipated benefits from the consummation of the cases filed under Chapter 11 of the Bankruptcy Code (“Chapter 11”);

•	our ability to execute our business strategies, including our business strategies post-emergence from the Chapter 11 Cases;

•	ability to maintain relationships with suppliers, customers, employees and other third parties as a result of our Chapter 11 filing and following emergence from the Chapter 11 Cases;

•	our ability to obtain sufficient financing to execute our business plan post-emergence;

•	our ability to meet our liquidity needs;

•	the potential adverse effects of the consummation of the Chapter 11 restructuring on our liquidity and results of operations;

•	increased advisory costs to implement the reorganization;

•	the impact of the Chapter 11 restructuring on the liquidity and market price of our common stock and on our ability to access the public capital markets;

•	risks relating to any of our unforeseen liabilities;

•	further declines in oil, natural gas liquids (“NGLs”) or natural gas prices;

•	the level of success in exploration, development and production activities;

•	adverse weather conditions that may negatively impact development or production activities;

•	the timing of exploitation and development expenditures;

•	inaccuracies of reserve estimates or assumptions underlying them;

•	revisions to reserve estimates as a result of changes in commodity prices;

•	impacts to financial statements as a result of impairment write-downs;

•	risks related to the level of indebtedness and periodic redeterminations of the borrowing base under our credit agreements;

•	ability to comply with restrictive covenants contained in the agreements governing our indebtedness that may adversely affect operational flexibility;

•	ability to generate sufficient cash flows from operations to meet the internally funded portion of any capital expenditures budget;

•	ability to obtain external capital to finance exploitation and development operations and acquisitions;

•	federal, state and local initiatives and efforts relating to the regulation of hydraulic fracturing;

•	failure of properties to yield oil or natural gas in commercially viable quantities;

•	uninsured or underinsured losses resulting from oil and natural gas operations;

•	ability to access oil and natural gas markets due to market conditions or operational impediments;

•	the impact and costs of compliance with laws and regulations governing oil and natural gas operations;

•	ability to replace oil and natural gas reserves;

•	any loss of senior management or technical personnel;

•	competition in the oil and natural gas industry;

•	risks arising out of hedging transactions;

•	the costs and effects of litigation;

•	sabotage, terrorism or other malicious intentional acts (including cyber-attacks), war and other similar acts that disrupt operations or cause damage greater than covered by insurance; and

•	costs of tax treatment as a corporation.

All forward-looking statements, expressed or implied, included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

v

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus and the documents incorporated by reference (see “Where You Can Find More Information”). Such documents incorporated by reference include our Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2016 (including the section entitled “Item 1A. Risk Factors” therein), our Predecessor’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, before making an investment decision.

Vanguard Natural Resources, Inc.

Overview

We are an exploration and production company focused on the acquisition, production and development of oil and natural gas properties in the United States. Through our operating subsidiaries, as of June 30, 2017, we own properties and oil and natural gas reserves primarily located in ten operating basins:

•	the Green River Basin in Wyoming;

•	the Piceance Basin in Colorado;

•	the Permian Basin in West Texas and New Mexico;

•	the Gulf Coast Basin in Texas, Louisiana, Mississippi and Alabama;

•	the Arkoma Basin in Arkansas and Oklahoma;

•	the Big Horn Basin in Wyoming and Montana;

•	the Anadarko Basin in Oklahoma and North Texas;

•	the Williston Basin in North Dakota and Montana;

•	the Wind River Basin in Wyoming; and

•	the Powder River Basin in Wyoming.

For further information regarding our business, reserve estimates or asset base, we refer to the documents we incorporate by reference. Please read “Where You Can Find More Information.”

Accounting Policies

Upon the consummation of the Plan, we adopted multiple changes to our accounting policies:

•	We adopted fresh-start accounting in accordance with Accounting Standards Codification 852, which resulted in our becoming a new entity for financial reporting purposes. Upon adoption of fresh-start accounting, our assets and liabilities were recorded at their fair values as of our emergence from the Chapter 11 Cases on August 1, 2017. The fair values of our assets and liabilities differ materially from the recorded values of our assets and liabilities as reflected in our Predecessor’s historical consolidated balance sheets.

1

•	We changed our method of accounting for natural gas and oil properties from the full cost method of accounting (the “Full Cost Method”) to the successful efforts method of accounting (the “Successful Efforts Method”);

•	We have elected to adopt the new standard for revenue recognition under Accounting Standards Codification 606 (“ASC 606”) upon emergence. The new guidance requires us to recognize revenue upon transfer of goods or services to a customer at an amount that reflects the expected consideration to be received in exchange for those goods or services; and

•	We elected to change from a pass-through entity for tax purposes to a c-corp and, accordingly, a taxable entity;

The effects of the Plan and the application of the new accounting policies will be reflected in our annual, quarterly and current reports and other information that we file with the SEC. In addition, please see the pro forma financial statements incorporated by reference into this prospectus for more information about the effects of the consummation of the Plan and the adoption of fresh-start accounting.

Risk Factors

You should carefully consider the risks described under “Risk Factors” and elsewhere in this prospectus, any prospectus supplement or amendment, our Predecessor’s most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated into this prospectus in evaluating an investment in our Common Stock. The described risks could materially and adversely affect our business, financial condition or results of operation. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the trading price of our Common Stock could decline and you could lose some or all of your investment.

Company Information

Our principal executive office is located at 5847 San Felipe, Suite 3000, Houston, Texas 77057. Our main telephone number is (832) 327-2255. Our website is located at www.vnrenergy.com. We make available our periodic reports and other information filed with or furnished to the SEC free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

2

The Offering

Common Stock offered by the selling stockholders:	17,918,493 shares of Common Stock, including 98,110 shares of Common Stock issuable upon exercise of the Warrants (as defined below). See “Description of Capital Stock” for further discussion.

Common Stock outstanding prior to and after giving effect to this offering:	20,055,958 shares, as of October 26, 2017, which does not include the 2,233,333 shares of Common Stock available for grant but not issued under the MIP (as defined below).

Use of proceeds:	The selling stockholders will receive all of the proceeds from the sale of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of Common Stock by the selling stockholders pursuant to this prospectus. Please read “Use of Proceeds.”

Risk Factors:	Investing in our Common Stock involves substantial risk. For a discussion of risks relating to us, our business and an investment in our Common Stock, see the risk factors described in “Item 1A – Risk Factors” contained in our Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2016, and all other information set forth in this prospectus before investing in our Common Stock.

Dividends:	We do not plan to pay dividends on our Common Stock in the foreseeable future.

OTCQX ticker symbol:	Our Common Stock is quoted on the OTCQX under the symbol “VNRR.”

3

RISK FACTORS

You should carefully consider all of the information set forth in this prospectus and the documents incorporated by reference herein, and in particular, the risks described under “Risk Factors” and elsewhere in this prospectus, any prospectus supplement or amendment, our Predecessor’s most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated into this prospectus. The risks described in any document incorporated by reference are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If that occurs, the price of Common Stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to Our Emergence from Bankruptcy

We recently emerged from bankruptcy, which may adversely affect our business and relationships.

It is possible that our having filed for bankruptcy and our recent emergence from bankruptcy may adversely affect our business and relationships with customers, vendors, royalty or working interest owners, contractors, employees or suppliers. Due to uncertainties, many risks exist, including the following:

•	key suppliers, vendors or other contract counterparties may terminate their relationships with us or require additional financial assurances or enhanced performance from us;

•	our ability to renew existing contracts and compete for new business may be adversely affected;

•	our ability to attract, motivate and/or retain key executives and employees may be adversely affected;

•	employees may be distracted from performance of their duties or more easily attracted to other employment opportunities; and

•	competitors may take business away from us, and our ability to attract and retain customers may be negatively impacted.

The occurrence of one or more of these events could have a material and adverse effect on our operations, financial condition and reputation. We cannot assure you that having been subject to bankruptcy protection will not adversely affect our operations in the future.

In connection with the disclosure statement we filed with the Bankruptcy Court, and the hearing to consider confirmation of the Plan, we prepared projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and our ability to continue operations upon our emergence from bankruptcy. Those projections were prepared solely for the purpose of the bankruptcy proceedings and have not been, and will not be, updated on an ongoing basis and should not be relied upon by investors. At the time they were prepared, the projections reflected numerous assumptions concerning our anticipated future performance with respect to prevailing and anticipated market and economic conditions that were and remain beyond our control and that may not materialize. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic and competitive risks and the assumptions underlying the projections and/or valuation estimates may prove to be wrong in material respects. Actual results may vary significantly from those contemplated by the projections. As a result, investors should not rely on these projections.

Our actual financial results after emergence from bankruptcy may not be comparable to our historical financial information as a result of the implementation of the Plan and the transactions contemplated thereby. Furthermore, we have made several significant updates to our accounting policies following emergence:

4

•	We adopted fresh-start accounting in accordance with Accounting Standards Codification 852, which resulted in our becoming a new entity for financial reporting purposes. Upon adoption of fresh-start accounting, our assets and liabilities were recorded at their fair values as of our emergence from the Chapter 11 Cases on August 1, 2017. The fair values of our assets and liabilities differ materially from the recorded values of our assets and liabilities as reflected in our Predecessor’s historical consolidated balance sheets.

•	We changed our method of accounting for natural gas and oil properties from the Full Cost Method to the Successful Efforts Method. We recorded significant impairments of our natural gas and oil properties under the Full Cost Method, which might not have been required under the Successful Efforts Method;

•	We have elected to adopt the new standard for revenue recognition under ASC 606 upon emergence. The new guidance requires us to recognize revenue upon transfer of goods or services to a customer at an amount that reflects the expected consideration to be received in exchange for those goods or services; and

•	We elected to change from a pass-through entity for tax purposes to a c-corp and, accordingly, a taxable entity.

Accordingly, our future financial conditions and results of operations may not be comparable to the financial condition or results of operations reflected in our Predecessor’s historical financial statements. The lack of comparable historical financial information may discourage investors from purchasing our Common Stock.

Our ability to attract and retain key personnel is critical to the success of our business and may be affected by our emergence from bankruptcy.

The success of our business depends on key personnel. Our ability to attract and retain these key personnel may be difficult in light of our emergence from bankruptcy, the uncertainties currently facing the business and changes we may make to the organizational structure to adjust to changing circumstances. We may need to enter into retention or other arrangements that could be costly to maintain. If executives, managers or other key personnel resign, retire or otherwise depart, or their service is otherwise interrupted, we may not be able to replace them in a timely manner and we could experience significant declines in productivity.

Upon our emergence from bankruptcy, the composition of our board of directors changed significantly.

Pursuant to the Plan, the composition of our board of directors (our “Board”) changed significantly. Upon emergence, our Board consists of seven directors, only one of whom, Scott W. Smith, our President and Chief Executive Officer, previously served on the board of directors of our Predecessor. The new directors have different backgrounds, experiences and perspectives from those individuals who previously served on our Predecessor’s board of directors and, thus, may have different views on the issues that will determine our future. There is no guarantee that our new Board will pursue, or will pursue in the same manner, our current strategic plans. As a result, the future strategy and our plans may differ materially from those of the past.

Risks Related to Our Common Stock

The price of our Common Stock historically has been volatile. This volatility may negatively affect the price of our Common Stock.

The Company’s stock continues to experience substantial price volatility. This volatility may negatively affect the price of our Common Stock at any point in time. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including:

•	announcements concerning our competitors, the oil and gas industry or the economy in general;

5

•	fluctuations in the prices of oil, natural gas and NGLs;

•	general and industry-specific economic conditions;

•	changes in financial estimates or recommendations by securities analysts or failure to meet analysts’ performance expectations;

•	additions or departures of key members of management;

•	any increased indebtedness we may incur in the future;

•	speculation or reports by the press or investment community with respect to us or our industry in general;

•	announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments;

•	changes or proposed changes in laws or regulations affecting the oil and gas industry or enforcement of these laws and regulations, or announcements relating to these matters; and

•	general market, political and economic conditions, including any such conditions and local conditions in the markets in which we operate.

Broad market and industry factors may decrease the market price of our Common Stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including periods of sharp decline. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and be a diversion of our management’s attention and resources.

Sales of our Common Stock by existing stockholders, or the perception that these sales may occur, especially by directors or significant stockholders of the Company, may cause our stock price to decline.

If our existing stockholders, in particular our directors or other affiliates, sell substantial amounts of our Common Stock in the public market, or are perceived by the public market as intending to sell, the trading price of our Common Stock could decline. In addition, sales of these shares of Common Stock could impair our ability to raise capital, should we wish to do so. Up to 17,918,493 shares of our Common Stock (inclusive of 98,110 shares of Common Stock issuable upon exercise of Warrants) may be sold pursuant to this prospectus by the selling stockholders, which represent 89.34% of our outstanding Common Stock as of October 26, 2017 (after giving effect to the exercise of such 98,110 Warrants). We cannot predict the timing or amount of future sales of our Common Stock by selling stockholders pursuant to this prospectus, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our Common Stock.

The exercise of all or any number of outstanding warrants or the issuance of stock-based awards may dilute your holding of shares of our Common Stock.

At the Effective Date, reserved for issuance 20.1 million shares of Common Stock and (i) to electing holders of Predecessor’s preferred equity, three and a half year warrants (the “Preferred Unit Warrants”), which are exercisable to purchase up to 621,649.49 shares of the Common Stock as of the Effective Date, subject to dilution, at a strike price of $44.25 and (ii) to electing holders of Predecessor’s common equity, three and a half year warrants (the “Common Unit Warrants” and, together with the Preferred Unit Warrants, the “Warrants”), which are exercisable to purchase up to 640,875.75 shares of the Common Stock as of the Effective Date, subject to dilution, at a strike price of $61.45. The Warrants expire on February 1, 2021. Additionally, an aggregate of 2,233,333 shares of Common Stock are available for grant to certain of our employees pursuant to awards under the Vanguard Natural Resources, Inc. Management Incentive Plan (the “MIP”). The exercise of equity awards, including any stock options that we may grant in the future, and Warrants, and the sale of shares of our Common Stock underlying any such options or the Warrants, could have an adverse effect on the market for our Common Stock, including the price that an investor could obtain for their shares. Investors may experience dilution in the net tangible book value of their investment upon the exercise of the Warrants and any stock options that may be granted or issued pursuant to the MIP in the future.

6

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of Common Stock by the selling stockholders pursuant to this prospectus. In addition, we have agreed to pay certain expenses of the selling stockholders incurred in connection with the sale of Common Stock from time to time. Please read “Selling Stockholders.”

7

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.

8

MARKET FOR THE SECURITIES

Our Common Stock is quoted on the OTCQX under the symbol “VNRR” and has been trading since September 28, 2017. No established public trading market existed for our Common Stock prior to September 28, 2017. The following table sets forth the per share range of high and low bid information for our Common Stock as reported on the OTCQX for the periods presented.

	High	Low
Quarter Ended:
September 30, 2017 (from September 28, 2017 through September 30, 2017)	$20.50	$17.04
December 31, 2017 (through October 26, 2017)	$21.00	$18.25

The closing price of our Common Stock on the OTCQX on October 26, 2017 was $19.50 per share. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

As of October 26, 2017, we had 20,055,958 shares of Common Stock outstanding. As of October 26, 2017, we had 9 record holders of Common Stock, based on information provided by our transfer agent.

9

DIVIDEND POLICY

We do not intend to pay cash dividends on our Common Stock in the foreseeable future. We currently intend to retain any earnings for the future operation and development of our business, including exploration, development and acquisition activities. Any future dividend payments will be restricted by the terms of the agreements governing our revolving credit facility and our 9.0% Senior Secured Second Lien Notes due 2024 (the “Second Lien Notes”).

10

SELLING STOCKHOLDERS

This prospectus covers the offer and sale of up to an aggregate of 17,918,493 shares of Common Stock that may be offered and sold from time to time by the selling stockholders identified below under this prospectus, subject to any appropriate adjustment as a result of any subdivision, split, combination or other reclassification of our Common Stock.

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders on or prior to October 26, 2017. We have not sought to verify such information.

Beneficial ownership has been determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the Common Stock owned by them but make no representation that any of the Common Stock will be offered for sale.

Selling Stockholder	Beneficially Owned Prior to the Offering†	Offered Hereby	Beneficially Owned After the Offering*	As a Percentage of Total Outstanding After the Offering
Fred C. Alexander III(1)	2,311	2,311	0
Aristeia Capital, LLC(2)	162,599	162,599	0	—
Blackrock Multi-Manager Alternative Strategies Fund(3)	16,931	16,931	0	—
BSF Multi-Manager Alternatives Strategy Fund(3)	52,468	52,468	0	—
Contrarian Advantage-B, LP(4)	52,529	52,529	0	—
Contrarian Capital Fund I, L.P.(5)	1,462,357	1,462,357	0	—
Contrarian Capital Trade Claims, L.P.(5)	152,688	152,688	0	—
Contrarian Capital Senior Secured, L.P.(5)	52,036	52,036	0	—
Contrarian Opportunity Fund, L.P. (5)	622,405	622,405	0	—
Contrarian Centre Street Partnership, L.P.(5)	491,478	491,478	0	—
Contrarian Dome du Gouter Master Fund, LP(5)	273,226	273,226	0	—
CCM Pension-A, L.L.C.(6)	105,944	105,944	0	—
CCM Pension-B, L.L.C.(6)	19,697	19,697	0	—
Cross Sound Distressed Opportunities Fund, L.P.—Series 1(7)	558,698	558,698	0	—
Crown Managed Accounts SPC acting for and on behalf of Crown/Latigo Segregated Portfolio(8)	135,098	135,098	0	—
Clarence Hugh Edwards Jr.(9)	6,933	6,933	0	—
Fidelity Summer Street Trust: Fidelity Capital & Income Fund(10)	696,296	696,296	0	—
Fidelity School Street Trust: Fidelity Strategic Income Fund(10)	233,252	233,252	0	—
Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund(10)	253,535	253,535	0	—
First Ballantyne LLC(11)	44,247	44,247	0
James Michael Ford(12)	23,115	23,115	0	—
J.H. Lane Partners Master Fund, LP(13)	194,794	194,794	0	—
J.P. Morgan Securities LLC(14)	1,466,153	1,466,153	0	—
Michael D. Johnson(15)	957	957	0	—
John Edward Kreshon(16)	1,849	1,849	0

11

Selling Stockholder	Beneficially Owned Prior to the Offering†	Offered Hereby	Beneficially Owned After the Offering*	As a Percentage of Total Outstanding After the Offering
Latigo Advisors Master Fund, Ltd.(8)	32,631	32,631	0	—
Latigo Ultra Master Fund, Ltd.(8)	172,179	172,179	0	—
Marathon Bluegrass Credit Fund LP(3)	380,469	380,469	0	—
Marathon Centre Street Partnership(3)	1,145,654	1,145,654	0	—
Marathon Credit Dislocation Fund LP(3)	389,642	389,642	0	—
Marathon Special Opportunity Master Fund LTD.(3)	2,079,379	2,079,379	0	—
Master SIF SICAV-SIF(3)	355,902	355,902	0	—
Monarch Alternative Solutions Master Fund Ltd.(17)	90,963	90,963	0	—
Monarch Capital Master Partners III LP(17)	442,034	442,034	0	—
MCP Holdings Master LP(17)	511,364	511,364	0	—
Monarch Debt Recovery Master Fund Ltd (17)	995,841	995,841	0	—
P Monarch Recovery Ltd.(17)	2,101	2,101	0	—
Pentelli Master Fund Ltd.(3)	65,942	65,942	0	—
Morgan Stanley & Co. LLC(18)	2,206,333	2,206,333	0	—
Reef Road Master Fund LTD(19)	140,890	140,890	0	—
Sierra Pacific Securities, LLC(20)	85,215	85,215	0	—
Silver Point Capital Offshore Master Fund, L.P.(21)	468,773	468,773	0	—
Silver Point Capital Fund, L.P.(21)	299,717	299,717	0	—
Scott J. Simons(22)	2,310	2,310	0	—
Three Little Birds Investments, LLC(23)	23,115	23,115	0	—
TRS Credit Fund LP(3)	463,895	463,895	0	—
Variable Insurance Products Fund V: Strategic Income Portfolio(10)	23,745	23,745	0	—
Whitebox Asymmetric Partners, LP(24)	176,027	176,027	0	—
Whitebox Institutional Partners, LP(25)	15,371	15,371	0	—
Whitebox Multi-Strategy Partners, LP(26)	267,405	267,405	0	—

Total	17,918,493	17,918,493	0	—

The shares of Common Stock (including the shares of Common Stock, reflected herein, issuable upon exercise of the Warrants to purchase shares of our Common Stock) that may be offered for resale by the selling holders pursuant to this prospectus were acquired by the selling stockholders in connection with our emergence from bankruptcy on August 1, 2017, in transactions that were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). See “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Bankruptcy Proceedings Under Chapter 11” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2017 for additional information regarding our restructuring and how the selling stockholders acquired our Common Stock and Warrants to acquire our Common Stock.

†	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under Rule 13d-3 under the Exchange Act, as amended, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of October 26, 2017, through the exercise of any warrant, stock option or other right. The inclusion in this table of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.

12

*	Represents the amounts of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that: (a) all shares registered for sale by the registration statement of which this prospectus is a part will be sold by or on behalf of the selling stockholder; and (b) no other shares of our Common Stock will be acquired prior to completion of this offering by the selling stockholder. The selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their Common Stock pursuant to an exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated thereunder or any successor rule. Except as described below, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(1)	The address of Fred C. Alexander III is 4300 Denbigh Dr., Charlotte, NC 28226. Fred C. Alexander III is an affiliate of a registered broker-dealer.

(2)	Aristeia Capital, LLC and Aristeia Advisors, L.P. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager and/or general partner, as the case may be, of Aristeia Master, L.P., Windermere Ireland Fund PLC, Compass ESMA LP, and Compass TSMA LP (each a “Fund” and collectively, the “Funds”), which are the holders of such securities. As investment manager, trading advisor and/or general partner of each Fund, Aristeia has voting and investment control with respect to the securities held by each Fund. Anthony M. Frascella is the Chief Investment Officer of Aristeia. Each of Aristeia and such individual disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Funds. The business address of Aristeia is One Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(3)	Bruce Richards and Louis Hanover, are managing members of Marathon Asset Management GP LLC, general partner of Marathon Asset Management LP (“Marathon”), which is acting as investment advisor to the funds and accounts listed. Michael V. Alexander, an employee of Marathon and/or one of its affiliates, is a member of the Board of Directors. Mr. Alexander does not individually hold or otherwise beneficially own any securities of Vanguard Natural Resources, Inc. Mr. Alexander disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The number of shares beneficially owned includes 2,646 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by Marathon Bluegrass Credit Fund LP, 8,220 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by Marathon Centre Street Partnership, 2,850 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by Marathon Credit Dislocation Fund LP, 14,154 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by Marathon Special Opportunity Master Fund LTD, 2,080 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by Master SIF SICAV-SIF, and 3,237 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by TRS Credit Fund LP that, in each case, are exercisable within 60 days of the date of this prospectus. The business address of these funds and accounts is One Bryant Park, 38th Floor, New York, NY 10036.

(4)	Contrarian Capital Management, L.L.C. (“Contrarian”) is the general partner of Contrarian Advantage-B, LP (“TCAB”). The managing member of Contrarian is Mr. Jon R. Bauer (“Bauer”) and each of Contrarian and Bauer may be deemed to beneficially own the securities held by TCAB. Contrarian and Bauer each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. Graham Morris, an employee of Contrarian, is a member of the Board of Directors. Mr. Morris disclaims beneficial ownership of such securities. The business address of TCAB is 411 West Putnam Ave, Ste 425, Greenwich, CT 06830.

13

(5)	Contrarian is the investment manager for Contrarian Capital Trade Claims, L.P. (“CCTC”), Contrarian Capital Senior Secured, L.P. (“CSSM”), Contrarian Opportunity Fund L.P. (“COF”), Contrarian Centre Street Partnership, L.P. (“CCSP”), Contrarian Dome du Gouter Master Fund, LP (“CDGM”) and Contrarian Capital Fund I, L.P. (“CCI”). The managing member of Contrarian is Bauer and each of Contrarian and Bauer may be deemed to beneficially own the securities held by CCTC, CSSM, COF, CCSP, CDGM and CCI. Contrarian and Bauer each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. Graham Morris, an employee of Contrarian, is a member of the Board of Directors. Mr. Morris disclaims beneficial ownership of such securities. The business address of CCTC, CSSM, COF, CCSP, CDGM and CCI is 411 West Putnam Ave, Ste 425, Greenwich, CT 06830.

(6)	Contrarian is the managing member of CCM Pension-A, L.L.C. (“CPENA”) and CCM Pension-B, L.L.C. (“CPENB”). The managing member of Contrarian is Bauer and each of Contrarian and Bauer may be deemed to beneficially own the securities held by CPENA and CPENB. Contrarian and Bauer each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. Graham Morris, an employee of Contrarian, is a member of the Board of Directors. Mr. Morris disclaims beneficial ownership of such securities. The business address of CPENA and CPENB is 411 West Putnam Ave, Ste 425, Greenwich, CT 06830.

(7)	The Chief Investment Officers of Cross Sound Distressed Opportunities Fund L.P. – Series 1 (“Cross Sound”) are David Dunn and Arif Gangat. The business address of Cross Sound is 10 Westport Road, Bldg. C, Suite 202, P.O. Box 400, Wilton, CT 06897.

(8)	David Sabath and David Ford are the managing members of Latigo Partners, L.P. (“Latigo”), which is the trading advisor of Crown Managed Accounts SPC acting for and on behalf of Crown/Latigo Segregated Portfolio (“Latigo Crown”) and the investment manager of Latigo Ultra Master Fund, Ltd. (“Latigo Ultra”) and Latigo Advisors Master Fund (“Latigo Advisors”). The business address of Latigo Crown, Latigo Ultra and Latigo Advisors is 450 Park Avenue, 12th Floor, New York, NY 10022.

(9)	The address for Clarence Edwards is 14 Terra Lea Lane, Greensville, SC 29615. Clarence Edwards is an affiliate of a registered broker-dealer.

(10)	These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of Fidelity Summer Street Trust: Fidelity Capital & Income Fund is 135 Santilli Highway, Everett, MA 02149. The business addresses of Variable Insurance Products Fund: Strategic Income Portfolio, Fidelity School Street Trust: Fidelity Strategic Income Fund and Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund are 245 Summer Street, Boston, MA 02210. The Fidelity Funds are affiliates of a registered broker-dealer.

(11)	The business address of First Ballantyne, LLC (“FB”) is 13950 Ballantyne Corp. Place, Suite 185, Charlotte, NC 28277. FB is a registered broker-dealer.

(12)	The address of James Michael Ford is 1502 Hubbard Ct, Fort Mill, SC 29708. James Michael Ford is an affiliate of a registered broker-dealer.

14

(13)	J.H. Lane Partners. LP is the Investment Manager of J.H. Lane Partners Fund, LP and J.H. Lane Partners Offshore Fund. Ltd. J.H. Lane Partners Fund, LP and J .H. Lane Partners Offshore Fund, Ltd. together with the general partner J.H. Lane Holdings GP, LLC, own J .H. Lane Partners Master Fund, LP (“J.H. Lane”). The number of shares beneficially owned includes 9,676 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by J.H. Lane that are exercisable within 60 days of the date of this prospectus. The Managing Members of J.H. Lane Partners, LP and J.H. Lane Holdings GP, LLC are Seth Lax and Jonathan Neiss. The business address of J.H. Lane is 126 East 56th Street, Suite 1620, New York, NY 10022.

(14)	Each of Christopher L. Harvey, Eric D. Tepper, Eric J. Stein, Erin Elizabeth Hill, Jason Edwin Sippel, Kelly Cesare Coffey, Matthew Cherwin, Patrick C. Kirby and Robert C. Holmes is a Manager of J.P. Morgan Securities LLC (“JPM”), a Delaware limited liability company, and as such may be deemed to have voting and dispositive power over the shares held by JPM. Each of Christopher L. Harvey, Eric D. Tepper, Eric J. Stein, Erin Elizabeth Hill, Jason Edwin Sippel, Kelly Cesare Coffey, Matthew Cherwin, Patrick C. Kirby and Robert C. Holmes disclaims beneficial ownership of the shares. JPM is a broker-dealer registered pursuant to Section 15 of the Exchange Act. The number of shares beneficially owned includes 53,707 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by JPM that are exercisable within 60 days of the date of this prospectus. The business address for each of JPM, Christopher L. Harvey, Eric D. Tepper, Eric J. Stein, Erin Elizabeth Hill, Jason Edwin Sippel, Kelly Cesare Coffey, Matthew Cherwin, Patrick C. Kirby and Robert C. Holmes is 383 Madison Avenue, 3rd Floor, New York, New York 10179.

(15)	The number of shares beneficially owned includes 33 shares of Common Stock issuable upon exercise of Common Unit Warrants held by Michael D. Johnson that are exercisable within 60 days of the date of this prospectus. The address of Michael D. Johnson is 336 Chancelot Lane, Fort Mill, SC 29708. Michael D. Johnson is an affiliate of a registered broker dealer.

(16)	The address of John Edward Kreshon is 3333 Fielding Ave, Charlotte, NC 28211. John Edward Kreshon is an affiliate of a registered broker-dealer.

(17)	Monarch Alternative Capital LP (“Monarch”) is the investment manager for Monarch Alternative Solutions Master Fund Ltd, Monarch Capital Master Partners III LP, MCP Holdings Master LP, Monarch Debt Recovery Master Fund Ltd and P Monarch Recovery Ltd. (together, the “Monarch Funds”). MDRA GP LP (“MDRA”) is the general partner of Monarch. Monarch GP LLC (“Monarch GP”) is the general partner of MDRA. Monarch, MDRA and Monarch GP each may be deemed to beneficially own the securities held by the Monarch Funds. Monarch, MDRA and Monarch GP each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. Joseph Citarrella, a principal of Monarch, is a member of the Board of Directors. Mr. Citarrella disclaims beneficial ownership of any such securities. The business address for each of the Monarch Funds is c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, NY 10022.

(18)	Richard VanderMass is a Managing Director of the business unit at Morgan Stanley & Co. LLC that holds the shares in the ordinary course of its business and as such may be deemed to have voting and dispositive power over the shares held by Morgan Stanley & Co. LLC. Richard VanderMass disclaims beneficial ownership of these shares. Morgan Stanley & Co. LLC, a registered broker-dealer, is a subsidiary of Morgan Stanley, a widely held reporting company under the Exchange Act. The number of shares beneficially owned includes 1,507 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by Morgan Stanley that are exercisable within 60 days of the date of this prospectus. The mailing address for Morgan Stanley & Co. LLC is 1585 Broadway, 2nd Floor, New York, NY 10036.

(19)	Reef Road Capital LLC serves as investment advisor to Reef Road Master Fund LTD (“Reef Road Master”) and Eric Rosen and Jeff Nusbaum have voting and investment decision over the shares. The business address for Reef Road Master is 747 Third Avenue, 19th Floor, New York, NY 10017.

15

(20)	Erin Lankowsky and Jurrod Dean are Co-Presidents of Sierra Pacific Securities, LLC (“Sierra Pacific”). Sierra Pacific is a broker-dealer registered pursuant to Section 15 of the Exchange Act. The business address of Sierra Pacific is 10100 W. Charleston Blvd., Suite 214, Las Vegas, NV 89135.

(21)	Silver Point Capital, L.P. (“Silver Point”) is the investment manager of Silver Point Capital Offshore Master Fund, L.P. and Silver Point Capital Fund, L.P. (the “SP Funds”) and, by reason of such status, may be deemed to be the beneficial owner of all of the reported securities held by the SP Funds. Silver Point Capital Management, LLC (“SP Management”) is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of all securities held by the SP Funds. Messrs. Edward A. Mulé and Robert J. O’Shea are each members of SP Management (collectively, the “Silver Point Members”), and as a result may be deemed to be the beneficial owner of all of the securities held by the SP Funds. Silver Point, SP Management and the Silver Point Members each disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address for the SP Funds is Two Greenwich Plaza, 1st Floor, Greenwich, CT 06830.

(22)	The address for Scott J. Simons is 3028 Brookmont Place, Charlotte, NC 28210. Scott J Simons is an affiliate of a registered broker-dealer.

(23)	Christopher S. Edwards is the beneficial owner and ultimate controlling manager of all assets of Three Little Birds Investments, LLC (“Three Little Birds”). The business address of Three Little Birds is 4712 Carmel Club Drive, Charlotte, NC 28226. Three Little Birds is an affiliate of a registered broker-dealer.

(24)	Whitebox General Partner LLC is the general partner of Whitebox Asymmetric Partners, LP, the Cayman Islands limited partnership that has direct beneficial ownership of the shares. Whitebox General Partner LLC is owned by Andrew Redleaf, Robert Vogel, Jacob Mercer, Paul Roos, Mark Strefling, Paul Twitchell, Richard Vigilante and Dyal Capital Partners II (B) LP. Messrs. Redleaf, Vogel, Mercer, Roos, Strefling, Twitchell and Vigilante share voting and dispositive power over all of the shares of Whitebox General Partner LLC. Whitebox Advisors LLC is the investment manager of Whitebox Asymmetric Partners, LP and holds voting and disposable power over the shares of the Company. Whitebox Advisors LLC is owned by Andrew Redleaf, Robert Vogel, Jacob Mercer, Paul Roos, Mark Strefling, Paul Twitchell, Richard Vigilante and Dyal Capital Partners II (A) LP. The address of these persons is 3033 Excelsior Blvd, Suite 300, Minneapolis, MN 55416.

(25)	Whitebox General Partner LLC is the general partner of Whitebox Institutional Partners, LP, the Delaware limited partnership that has direct beneficial ownership of the shares. Whitebox General Partner LLC is owned by Andrew Redleaf, Robert Vogel, Jacob Mercer, Paul Roos, Mark Strefling, Paul Twitchell, Richard Vigilante and Dyal Capital Partners II (B) LP. Messrs. Redleaf, Vogel, Mercer, Roos, Strefling, Twitchell and Vigilante share voting and dispositive power over all of the shares of Whitebox General Partner LLC. Whitebox Advisors LLC is the investment manager of Whitebox Institutional Partners, LP and holds voting and disposable power over the shares of the Company. Whitebox Advisors LLC is owned by Andrew Redleaf, Robert Vogel, Jacob Mercer, Paul Roos, Mark Strefling, Paul Twitchell, Richard Vigilante and Dyal Capital Partners II (A) LP. The address of these persons is 3033 Excelsior Blvd, Suite 300, Minneapolis, MN 55416.

(26)	Whitebox General Partner LLC is the general partner of Whitebox Multi-Strategy Partners, LP, the British Virgin Islands limited partnership that has direct beneficial ownership of the shares. Whitebox General Partner LLC is owned by Andrew Redleaf, Robert Vogel, Jacob Mercer, Paul Roos, Mark Strefling, Paul Twitchell, Richard Vigilante and Dyal Capital Partners II (B) LP. Messrs. Redleaf, Vogel, Mercer, Roos, Strefling, Twitchell and Vigilante share voting and dispositive power over all of the shares of Whitebox General Partner LLC. Whitebox Advisors LLC is the investment manager of Whitebox Multi-Strategy Partners, LP and holds voting and disposable power over the shares of the Company. Whitebox Advisors LLC is owned by Andrew Redleaf, Robert Vogel, Jacob Mercer, Paul Roos, Mark Strefling, Paul Twitchell, Richard Vigilante and Dyal Capital Partners II (A) LP. The address of these persons is 3033 Excelsior Blvd, Suite 300, Minneapolis, MN 55416.

16

Relationships with Selling Stockholders

Information concerning the selling stockholders may change from time to time, including by addition of additional selling stockholders, and, if necessary, we will amend or supplement this prospectus accordingly. To our knowledge, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than its ownership of Common Stock and related director memberships in addition to lending relationships.

Broker-Dealers and Underwriters

Certain selling stockholders are registered broker-dealers or affiliates of registered broker-dealers (but are not themselves broker-dealers). Each of the selling stockholders that are registered broker-dealers may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our Common Stock may be underwriting discounts and commissions under the Securities Act. Each of the selling stockholders who is an affiliate of a broker-dealer acquired the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. These broker-dealer affiliates did not receive the securities to be sold in the offering as underwriting compensation.

17

PLAN OF DISTRIBUTION

We are registering shares of Common Stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. Distributions of the shares of Common Stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise.

The methods by which the shares of Common Stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale;

•	sales in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	through the settlement of short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distributions of the shares by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

18

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers or other agents, and such underwriters or broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. Any such discounts, concessions or commissions may be in excess of those customary in the types of transactions involved. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of Common Stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them, enter into option or other transactions with other financial institutions that require the delivery of the securities to such institutions which such institutions may resell, or enter into transactions in which a broker-dealer makes purchases as principal for resale for its own account or through other types of transactions.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. The selling stockholders may also sell shares of Common Stock under Rule 144 or Rule 144A under the Securities Act, or pursuant to another exemption from registration under the Securities Act, in each case, if available, rather than under this prospectus. The selling stockholders may also sell the Common Stock to non-U.S. Persons outside the United States in accordance with Regulation S under the securities act, rather than under this prospectus.

Pursuant to the Registration Rights Agreement, we have agreed to pay substantially all of the expenses incidental to the registration of the Common Stock, including the payment of federal securities law and state “blue sky” registration fees excluding underwriting discounts and commissions relating to the sale of Common Stock.

19

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

Our Certificate of Incorporation provides that we are authorized to issue 60,000,000 shares of capital stock, divided into two classes consisting of (a) 50,000,000 shares of Common Stock and (b) 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Dividends

Subject to the rights granted to any holders of preferred stock, our Certificate of Incorporation provides that holders of the shares of Common Stock will be entitled to dividends in the amounts and at the times declared by the Board in its discretion out of any assets or our funds legally available for the payment of dividends. At this time, any future dividend payments will be restricted by the terms of the agreements governing our revolving credit facility and our Second Lien Notes.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election or removal of directors. Until public listing of the Common Stock on a national exchange or the consummation of an initial public offering, any action to be taken by the affirmative vote of the stockholders at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action taken is signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. After the date in which a public listing of the Common Stock on a national exchange or the consummation of an initial public offering is completed, any action to be taken by the affirmative vote of the stockholders at any annual or special meeting of the stockholders may be taken without prior notice and without a vote, if a consent or consents in writing, setting forth the action taken is signed by all of the holders of outstanding stock entitled to vote thereon.

Our Certificate of Incorporation provides that the Whole Board (as defined in the Certificate of Incorporation) will initially be comprised of six directors and our Bylaws provide that, subject to the rights, if any, of the holders of shares of any class or series of preferred stock then outstanding to remove directors as set forth in the instrument of designation of such preferred stock applicable thereto, any director or the entire Board may be removed from office, with or without cause, upon the affirmative vote of the holders of at least a majority of the total voting power of all the shares entitled to vote generally in the election of our directors, voting together as a single class.  The number of directors that comprise the Whole Board may be changed from time to time by a resolution adopted by a majority of the Board.

Our Bylaws provide that all elections of our directors will be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which our securities are listed or as otherwise provided in the Bylaws or the Certificate of Incorporation, all other matters will be determined by a majority of the votes cast affirmatively or negatively, on such matter. The Board is currently comprised of seven directors.

Other Rights

The shares of Common Stock are not convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. The rights, preferences and privileges of holders of the shares of Common Stock will be subject to those of the holders of any shares of preferred stock that we may issue in the future. Upon liquidation, dissolution or winding up of the affairs of the Company, the holders of the shares of Common Stock will share equally, on a per share basis, in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences of shares of preferred stock.

20

Under the terms of our Certificate of Incorporation and our Bylaws, we are prohibited from issuing any non-voting equity securities to the extent required under Section 1123(a)(6) of the Bankruptcy Code and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to us.

Limitation on Voting

Notwithstanding anything contained in the Certificate of Incorporation to the contrary, J.P. Morgan Securities LLC (“JPMS”) and its affiliates, collectively, shall not be entitled to vote, directly or indirectly, equity securities of the Company representing, in aggregate, greater than 4.99% of the total combined voting power of any class of equity securities of the Company entitled to vote on any matter (any equity securities held by JPMS and its affiliates, collectively, in excess of such 4.99% limitation, the “Excess Voting Stock”). For the avoidance of doubt, if JPMS or any of its affiliates shall transfer any Excess Voting Stock to any other person that is not an affiliate of JPMS, the limitation set forth above shall no longer apply to such Excess Voting Stock. Excess Voting Stock may only be transferred by JPMS or any of its affiliates: (i) among or between JPMS and its affiliates; (ii) in a widespread public distribution; (iii) in transfers in which no transferee (or group of associated transferees) would receive from JPMS and its affiliates in such sale or transfer two percent (2%) or more of any class of voting securities of the Company; (iv) to an underwriter for the purpose of conducting a widespread public distribution of the voting securities of the Company; (v) to the Company; or (vi) to a transferee that would control more than fifty percent (50%) of the voting securities of the Company without any transfer of Excess Voting Stock from JPMS or its affiliates.

Directors

The Board shall consist of not less than one nor more than fifteen directors, and is currently comprised of seven directors. The number of directors may be changed from time to time by a resolution adopted by a majority of the Board.  Each director to be elected by stockholders shall be determined by a plurality of the votes cast. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by an affirmative vote of the holders of a majority of the total voting power of all the shares entitled to vote generally in the election of our directors, voting together as a single class, as described in “—Common Stock—Voting Rights.”

All directors will be in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Our current class of directors will be subject to reelection at our 2018 annual meeting.

Limitation of Liability of Directors

The Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). The effect of this provision is to eliminate our and our stockholders’ rights, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director.

We may purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

21

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Anti-Takeover Provisions of the Certificate of Incorporation, the Bylaws and the DGCL

Our Certificate of Incorporation, our Bylaws and the DGCL contain provisions that may have some anti-takeover effects and may delay, defer or prevent a takeover attempt or a removal of the incumbent officers or directors that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for shares held by the stockholders.

Preferred Stock

The Board is empowered, without further vote or action by the stockholders (except as may otherwise be provided by the terms of any class or series of then-outstanding preferred stock), to (i) authorize the issuance of preferred stock in one or more classes or series, (ii) establish from time to time the number of shares to be included in each such series, which the Board may thereafter increase or decrease (but not below the number of shares thereof then-outstanding), and (iii) fix the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of the shares of Common Stock.

Calling of Special Meeting of Stockholders

Stockholders are only permitted to call a special meeting upon a written request of holders of record of at least the majority of the total voting power of all of our outstanding shares entitled to vote generally in the election of directors.

Amendment of the Bylaws

Under the DGCL, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our Certificate of Incorporation and our Bylaws grant to the Board the power to adopt, amend, restate or repeal the Bylaws, provided that until the earlier of a public listing of the Common Stock on a national exchange or the consummation of an initial public offering, no provision inconsistent with the terms of the vacancies of our Board or newly created directorships may be altered, amended or repealed, unless such repeal or amendment shall have been approved by 66 2/3% of the total voting power of our shares entitled to vote generally in the election of directors.

22

Other Limitations on Stockholder Actions

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders.

Newly Created Directorships and Vacancies on the Board

Under the Bylaws, prior to the date we complete a public listing of the Common Stock on a national exchange or consummate an initial public offering, any vacancy on the Board shall be filled only by the affirmative vote of the holders of a majority in voting power of the stock entitled to vote thereon. From and after the date we complete a public listing or an initial public offering, subject to the rights, if any, of the holders of shares of any class or series of preferred stock then outstanding to designate a director to fill a vacancy as set forth in the instrument of designation of such preferred stock applicable thereto, any vacancy on the Board resulting from any death, resignation, retirement, disqualification, removal from office, or newly created directorship resulting from any increase in the authorized number of directors or otherwise may be filled by the Board, acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office for a term expiring at the annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

No Cumulative Voting

Our stockholders do not have the right to cumulate votes, as discussed in “—Common Stock—Voting.”

Section 203 of the DGCL

Before the Effective Date, the limited liability company agreement of the Company’s predecessor provided that the predecessor was subject to Section 203 of the DGCL. As of the Effective Date, we elected in our Certificate of Incorporation to not be subject to Section 203, which election will become effective 12 months after the Effective Date and would not apply to a “business combination” (as defined below) with a person who became an “interested stockholder” (as defined below) prior to the Effective Date.

In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” (as defined below) with an “interested stockholder” (as defined below) for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

23

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery shall not have jurisdiction, another state court located within the state of Delaware, or if no such state court shall have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine. Any person or entity purchasing or otherwise holding any interest in our shares of capital stock will be deemed to have notice of and consented to the foregoing forum selection provisions.

Transfer Agent and Registrar

Our transfer agent and registrar of Common Stock is American Stock Transfer & Trust Company, LLC.

24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 26, 2017, the number of shares of our Common Stock beneficially owned by (i) each person known by us to be the holder of more than five percent of our voting securities, (ii) each director, (iii) each executive officer, and (iv) all of our directors and officers as a group. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common Stock subject to currently exercisable and convertible securities, which are exercisable or convertible within 60 days after the date of this prospectus, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Unless otherwise indicated, each holder has sole voting and investment power with respect to the Common Stock owned by such holder.

Name of Beneficial Owner	Shares	Percent of Class
5% Owners
Marathon Asset Management, L.P.(1)	4,950,282	24.64%
Contrarian Capital Management, L.L.C.(2)	3,232,360	16.12%
Morgan Stanley & Co. LLC(3)	2,206,333	11.00%
Monarch Alternative Capital LP(4)	2,042,303	10.18%
J.P. Morgan Securities LLC(5)	1,466,153	7.29%
FMR LLC(6)	1,206,828	6.02%

Directors
Scott W. Smith	0	0
R. Scott Sloan	0	0
Randall M. Albert	0	0
Michael Alexander	0	0
Joseph Citarrella	0	0
W. Greg Dunlevy	0	0
Graham Morris	0	0

Non-Director Executive Officers
Britt Pence	0	0

All directors and executive officers as a group (8 persons)	0	0

(1)	Bruce Richards and Louis Hanover, are managing members of Marathon Asset Management GP LLC, general partner of Marathon Asset Management LP (“Marathon”), which is acting as investment advisor to certain funds and accounts, as described in footnote 3 under “Selling Stockholders.” Michael V. Alexander, an employee of Marathon and/or one of its affiliates, is a member of the Board of Directors. Mr. Alexander does not individually hold or otherwise beneficially own any securities of Vanguard Natural Resources, Inc. Mr. Alexander disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The number of shares beneficially owned includes 2,646 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by Marathon Bluegrass Credit Fund LP, 8,220 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by Marathon Centre Street Partnership, 2,850 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by Marathon Credit Dislocation Fund LP, 14,154 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by Marathon Special Opportunity Master Fund LTD, 2,080 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by Master SIF SICAV-SIF, and 3,237 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by TRS Credit Fund LP that, in each case, are exercisable within 60 days of the date of this prospectus. The business address of these funds and accounts is One Bryant Park, 38th Floor, New York, NY 10036.

25

(2)	Contrarian Capital Management, L.L.C. (“Contrarian”) is the general partner of Contrarian Advantage-B, LP (“TCAB”). The managing member of Contrarian is Mr. Jon R. Bauer (“Bauer”) and each of Contrarian and Bauer may be deemed to beneficially own the securities held by TCAB. Contrarian and Bauer each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. Graham Morris, an employee of Contrarian, is a member of the Board of Directors. Mr. Morris disclaims beneficial ownership of such securities. The business address of TCAB is 411 West Putnam Ave, Ste 425, Greenwich, CT 06830.

Contrarian is the investment manager for Contrarian Capital Trade Claims, L.P. (“CCTC”), Contrarian Capital Senior Secured, L.P. (“CSSM”), Contrarian Opportunity Fund L.P. (“COF”), Contrarian Centre Street Partnership, L.P. (“CCSP”), Contrarian Dome du Gouter Master Fund, LP (“CDGM”) and Contrarian Capital Fund I, L.P. (“CCI”). The managing member of Contrarian is Bauer and each of Contrarian and Bauer may be deemed to beneficially own the securities held by CCTC, CSSM, COF, CCSP, CDGM and CCI. Contrarian and Bauer each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. Graham Morris, an employee of Contrarian, is a member of the Board of Directors. Mr. Morris disclaims beneficial ownership of such securities. The business address of CCTC, CSSM, COF, CCSP, CDGM and CCI is 411 West Putnam Ave, Ste 425, Greenwich, CT 06830.

Contrarian is the managing member of CCM Pension-A, L.L.C. (“CPENA”) and CCM Pension-B, L.L.C. (“CPENB”). The managing member of Contrarian is Bauer and each of Contrarian and Bauer may be deemed to beneficially own the securities held by CPENA and CPENB. Contrarian and Bauer each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. Graham Morris, an employee of Contrarian, is a member of the Board of Directors. Mr. Morris disclaims beneficial ownership of such securities. The business address of CPENA and CPENB is 411 West Putnam Ave, Ste 425, Greenwich, CT 06830.

(3)	Richard VanderMass is a Managing Director of the business unit at Morgan Stanley & Co. LLC that holds the shares in the ordinary course of its business and as such may be deemed to have voting and dispositive power over the shares held by Morgan Stanley & Co. LLC. Richard VanderMass disclaims beneficial ownership of these shares. Morgan Stanley & Co. LLC, a registered broker-dealer, is a subsidiary of Morgan Stanley, a widely held reporting company under the Exchange Act. The number of shares beneficially owned includes 1,507 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by Morgan Stanley that are exercisable within 60 days of the date of this prospectus. The mailing address for Morgan Stanley & Co. LLC is 1585 Broadway, 2nd Floor, New York, NY 10036.

(4)	Monarch Alternative Capital LP (“Monarch”) is the investment manager for Monarch Alternative Solutions Master Fund Ltd, Monarch Capital Master Partners III LP, MCP Holdings Master LP, Monarch Debt Recovery Master Fund Ltd and P Monarch Recovery Ltd. (together, the “Monarch Funds”). MDRA GP LP (“MDRA”) is the general partner of Monarch. Monarch GP LLC (“Monarch GP”) is the general partner of MDRA. Monarch, MDRA and Monarch GP each may be deemed to beneficially own the securities held by the Monarch Funds. Monarch, MDRA and Monarch GP each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. Joseph Citarrella, a principal of Monarch, is a member of the Board of Directors. Mr. Citarrella disclaims beneficial ownership of any such securities. The business address for each of the Monarch Funds is c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, NY 10022.

(5)	Each of Christopher L. Harvey, Eric D. Tepper, Eric J. Stein, Erin Elizabeth Hill, Jason Edwin Sippel, Kelly Cesare Coffey, Matthew Cherwin, Patrick C. Kirby and Robert C. Holmes is a Manager of J.P. Morgan Securities LLC (“JPM”), a Delaware limited liability company, and as such may be deemed to have voting and dispositive power over the shares held by JPM. Each of Christopher L. Harvey, Eric D. Tepper, Eric J. Stein, Erin Elizabeth Hill, Jason Edwin Sippel, Kelly Cesare Coffey, Matthew Cherwin, Patrick C. Kirby and Robert C. Holmes disclaims beneficial ownership of the shares. JPM is a broker-dealer registered pursuant to Section 15 of the Exchange Act. The number of shares beneficially owned includes 53,707 shares of Common Stock issuable upon exercise of Preferred Unit Warrants held by JPM that are exercisable within 60 days of the date of this prospectus. The business address for each of JPM, Christopher L. Harvey, Eric D. Tepper, Eric J. Stein, Erin Elizabeth Hill, Jason Edwin Sippel, Kelly Cesare Coffey, Matthew Cherwin, Patrick C. Kirby and Robert C. Holmes is 383 Madison Avenue, 3rd Floor, New York, New York 10179.

26

(6)	Reflects accounts managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of Fidelity Summer Street Trust: Fidelity Capital & Income Fund is 135 Santilli Highway, Everett, MA 02149. The business addresses of Variable Insurance Products Fund: Strategic Income Portfolio, Fidelity School Street Trust: Fidelity Strategic Income Fund and Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund are 245 Summer Street, Boston, MA 02210. The Fidelity Funds are affiliates of a registered broker-dealer.

27

MANAGEMENT

Directors and Executive Officers

The Board consists of seven members, as set forth below:

Name	Age	Position(s)
Scott W. Smith	59	President, Chief Executive Officer and Director
R. Scott Sloan	53	Executive Vice President, Chief Financial Officer and Director
Randall M. Albert	59	Director
Michael Alexander	40	Director
Joseph Citarrella	31	Director and Chairman of the Board
W. Greg Dunlevy	62	Director
Graham Morris	44	Director

Our other current executive officer is:

Name	Age	Position(s)
Britt Pence	55	Executive Vice President of Operations

Scott W. Smith is the President and Chief Executive Officer of the Company. He has served in such capacity since August 1, 2017. Prior to August 2017, Mr. Smith was our Predecessor’s President and Chief Executive Officer since 2006 and served as a director since 2008. In 2011, Mr. Smith also served as the President and CEO of Encore Energy Partners LP until its merger completion with Vanguard in December 2011. Before joining Vanguard, from 2004 to 2006, Mr. Smith served as President of Ensource Energy Company, LLC. Mr. Smith was previously a board member and investor in Wiser Investment Company LLC and the largest shareholder in The Wiser Oil Company until its sale to Forest Oil Corporation in 2004. From 2000 to 2004, Mr. Smith served on the board of directors of The Wiser Oil Company. Mr. Smith was also a member of the executive committee of The Wiser Oil Company. From 1998 to 1999, Mr. Smith was the co-manager of San Juan Partners, LLC, which established control of Burlington Resources Coal Seam Gas Trust, which was subsequently sold to Dominion Resources, Inc.

R. Scott Sloan is the Executive Vice President and Chief Financial Officer of the Company and has served in such capacities since September 27, 2017. Mr. Sloan brings significant financial, strategic, and commercial industry experience to the Vanguard board. Most recently, Mr. Sloan oversaw strategic planning, new business development, and oil and gas marketing for Hess Corporation. Previously, Mr. Sloan held various senior leadership positions over his 25 year career at BP, including President of BP Russia, Director of M&A, and several regional Chief Financial Officer roles. Mr. Sloan also held board positions with TNK Holdings, Slavneft, Rusia Petroleum, In Salah Sales, and Medgaz. He received his B.A. in Economics from Colgate University and M.B.A. in Corporate Finance from the University of Chicago.

Randall M. Albert is the owner and CEO of Shale Advisory Group. Mr. Albert retired from CONSOL Energy in January 2014 after a 34 year career, serving the last several years as the Chief Operating Officer-Gas. Mr. Albert began at CONSOL as a mining engineer in 1979 and served in various roles during his tenure before leading the Coalbed Methane Business in CONSOL Energy’s Southern Appalachia Region. In 2010, he was named the Chief Operating Officer-Gas and given operational responsibility for CONSOL Energy’s entire gas business. Mr. Albert is a past Chairman of the Marcellus Shale Coalition and a Member of the Board of Eclipse Resources Corporation and Wellsite Rentals and Fishing Tools. He serves on the Strategic Advisory Board of Black Bay Energy Capital, a New Orleans-based private equity fund. He holds a B.S. in Mining Engineering from Virginia Tech. Mr. Albert is a Registered Professional Engineer in West Virginia and Virginia.

Michael Alexander is a Managing Director at Marathon Asset Management, a New York based investment manager, which he joined in March 2005. Mr. Alexander focuses on corporate credit and restructuring transactions and covers multiple sectors including energy. Mr. Alexander spent three years in Marathon’s London office from 2006 to 2009 helping build Marathon’s European credit business before returning to New York. Prior to joining Marathon, he worked at The Blackstone Group in its restructuring advisory business (now PJT Partners). Mr. Alexander received a B.S. in Commerce from the University of Virginia with a concentration in finance (1999).

28

Joseph Citarrella is a Principal at Monarch Alternative Capital LP, a New York-based private investment firm. Prior to joining Monarch in May 2012, Mr. Citarrella was an Associate at Goldman Sachs in the Global Investment Research group, covering the integrated oil, exploration and production, and refining sectors. Mr. Citarrella received a B.A. in Economics from Yale University.

W. Greg Dunlevy was one of the Founding Partners of Kosmos Energy Ltd. (NYSE: KOS). He joined in 2003 and worked there until his retirement in 2015 serving as executive vice president and chief financial officer. Prior to Kosmos, he was previously Senior Vice President and CFO of Triton Energy Ltd. (NYSE: OIL), and then Amerada Hess Corporation (now Hess Corporation) where he served as Senior Vice President, Finance Administration and commercial following its acquisition of Triton. Mr. Dunlevy began his career with ARCO, where he served in a variety of positions including for ARCO Petroleum Products Company, the ARCO Oil and Gas Company, and Lyondell Petrochemical Company subsidiaries. Mr. Dunlevy received his M.B.A. from Harvard Business School and his B.S. in Chemistry from the College of William & Mary.

Graham Morris is the Distressed Equity Strategy Head for Contrarian Capital Management. Mr. Morris joined Contrarian in 2006 and is responsible for managing the Distressed Equity Strategy. Prior to this role, Mr. Morris was the Assistant Portfolio Manager of Contrarian Long Short and Contrarian Distressed Equity. Before joining Contrarian, Mr. Morris was an Analyst at Advent Capital Management L.L.C. from 2003 to 2005. At Advent Capital, Mr. Morris covered event driven and deep value equities as well as high yield and convertible bond investments. From 2000 to 2002, he was an Associate in the Telecom & Media Investment Banking group at UBS where he advised corporate clients on restructuring activities, high yield offerings, IPOs and mergers, and acquisitions. Mr. Morris received his M.B.A. from Columbia Business School and graduated Phi Beta Kappa with a B.A. in Economics from the University of Texas at Austin.

Britt Pence is our Executive Vice President of Operations and has served in such capacity since August 1, 2017. Prior to August 2017, Mr. Pence was our Predecessor’s Executive Vice President of Operations since January 2013. Prior to this promotion, Mr. Pence was our Predecessor’s Senior Vice President of Operations beginning in June 2010 and Vice President of Engineering since joining our Predecessor in May 2007. Prior to joining us, since 1997, Mr. Pence was an Area Manager with Anadarko Petroleum Corporation (NYSE: APC) supervising evaluation and exploitation projects in coalbed methane fields in Wyoming and conventional fields in East Texas and the Gulf of Mexico. Prior to joining Anadarko, Mr. Pence served as a reservoir engineer with Greenhill Petroleum Company from 1991 to 1997 with responsibility for properties in the Permian Basin, South Louisiana and the Gulf of Mexico. From 1983 to 1991, Mr. Pence served as reservoir engineer with Mobil with responsibility for properties in the Permian Basin. Mr. Pence obtained a B.S. in Petroleum Engineering from Texas A&M University.

Director Independence

We have no securities listed for trading on a national securities exchange, but our Common Stock is quoted on the OTCQX. As a result, we are not required to have a majority of independent directors, though the OTCQX does require that we have at least two. For purposes of complying with the OTCQX requirements, our Board has determined that each of Messrs. Alexander, Citarrella and Morris is independent under each of those definitions.

Predecessor Reorganization

Scott W. Smith and Britt Pence also served as executive officers of our Predecessor at the time of the filing of its Chapter 11 Cases up until the consummation of the Plan. For more information, please read “Explanatory Note,” “Summary—Recent Developments—Consummation of the Plan” and the other documents incorporated by reference herein.

29

Board Structure

Our Certificate of Incorporation provides that the Whole Board (as defined in the Certificate of Incorporation) will initially be comprised of six directors and no director may be removed, with or without cause, without the affirmative vote or written consent of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors of the Company. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors that comprise the Whole Board will be fixed from time to time exclusively by the Board as provided in our Bylaws.

Our Bylaws provide that all elections of directors of the Company will be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which our securities are listed or as otherwise provided in the Bylaws or the Certificate of Incorporation, all other matters will be determined by a majority of the votes cast affirmatively or negatively, on such matter.

Committees of the Board of Directors

The standing committees of the Board currently are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Health, Safety and Environmental Committee and the Strategic Opportunities Committee.

Audit Committee

The Audit Committee duties include assisting the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of our financial reporting to any governmental or regulatory body, the public or other users thereof; (ii) our systems of internal accounting and financial and disclosure controls; (iii) the qualifications, engagement, compensation, independence and performance of our independent auditors, their conduct of the annual audit, and their engagement for any other services; (iv) our legal and regulatory compliance; and (v) our codes of ethics as established by management and the Board.

In discharging its oversight role, the Committee is authorized: (i) to investigate any matter that the Committee deems appropriate, with access to all of our books, records, facilities and personnel; and (ii) to retain independent counsel, auditors or other experts, with adequate funding provided by us. The members of the Audit Committee are W. Greg Dunlevy, Michael Alexander and Graham Morris. Mr. Dunlevy is the chairman of the Audit Committee and has been determined by the Board to be an “audit committee financial expert,” as defined by SEC rules.

The primary responsibilities for the Audit Committee are set forth in the Audit Committee Charter, which was adopted by the Board on August 9, 2017.

Compensation Committee

The Compensation Committee shall determine and approve, either on its own or with our independent directors, compensation of the Chief Executive Officer (the “CEO”) and assist the Board in: (i) determining appropriate compensation levels for our other executive officers; (ii) evaluating officer and director compensation plans, policies and programs; and (iii) reviewing compensation and benefit plans for officers and employees.

In discharging its role, the Committee is empowered to investigate any matter brought to its attention with access to all of our books, records, facilities and personnel. The Committee may, in its sole discretion, select, retain or obtain the advice of independent legal counsel, compensation consultants or other advisors (collectively, “Advisors”) and will receive appropriate funding from us, as determined by the Committee, for payment of reasonable compensation to such Advisors. The Committee will be directly responsible for the appointment, compensation and oversight of the work of any Advisor retained by the Committee, who shall be accountable ultimately to the Committee. Prior to selecting an Advisor, the Committee shall assess the Advisor’s independence from our management, taking into consideration all relevant factors the Committee deems appropriate to such Advisor’s independence, including any factors specified in applicable rules and regulations. The Committee may select or receive advice from any Advisor it prefers, including Advisors that are not independent, after considering the independence factors required by applicable rules and regulations.

30

The members of the Compensation Committee are Graham Morris, Randall M. Albert and Joseph Citarrella. Mr. Morris is the chairman of the Compensation Committee.

The primary responsibilities for the Compensation Committee are set forth in the Compensation Committee Charter, which was adopted by the Board on August 9, 2017 and is available on our website.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee (the “N&G Committee”) is to assist the Board by: (i) identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for election at the annual meeting of stockholders to fill Board vacancies; (ii) developing, recommending to the Board and overseeing implementation of our Corporate Governance Guidelines and Principles; and (iii) reviewing, on a regular basis, our overall corporate governance and recommending to the Board improvements when necessary.

In discharging its role, the Committee is empowered to investigate any matter brought to its attention with access to all of our books, records, facilities and personnel. The Committee has the power to retain outside counsel, director search and recruitment consultants or other experts and will receive adequate funding from us, as determined by the Committee, for payment of reasonable compensation to such advisors. The Committee shall have the sole authority to retain, compensate, terminate and oversee director search and recruitment consultants, who shall be accountable ultimately to the Committee.

The members of the N&G Committee are Michael Alexander and Joseph Citarrella. Mr. Citarrella is the chairman.

The primary responsibilities for the N&G Committee are set forth in the Nominating and Corporate Governance Committee Charter, which was adopted by the Board on August 9, 2017.

Health, Safety and Environmental Committee

The purpose of the Health, Safety and Environmental Committee is to assist the Board with its responsibilities relating to oversight of our health, safety and environmental practices and to monitor management’s efforts in creating a culture of safety and environmental protection. The Committee will primarily fulfill this responsibility by carrying out the activities enumerated in Section IV of the Health, Safety and Environmental Committee Charter (the “HSE Charter”), and will perform such other functions as the Board may assign from time to time.

The members of the HSE Committee are Scott W. Smith and Joseph Citarrella. Mr. Smith is the chairman.

The primary responsibilities for the HSE Committee are set forth in the HSE Charter, which was adopted by the Board on August 9, 2017.

Strategic Opportunities Committee

The purpose of the Strategic Opportunities Committee is to assist the Board with its oversight responsibilities relating to long-term strategy for us, risks and opportunities to the strategy, and strategic decisions regarding the portfolio of business and investments. The Committee will primarily fulfill this responsibility by carrying out the activities enumerated in Section IV of the Strategic Opportunities Charter, and will perform such other functions as the Board may assign from time to time.

31

In discharging its oversight role, the Committee is authorized: (i) to investigate any matter that the Committee deems appropriate, with access to all of our books, records, facilities and personnel; and (ii) to retain independent counsel, auditors or other experts, with adequate funding provided by us.

The members of the Strategic Opportunities Committee are Michael Alexander, Graham Morris, Joseph Citarrella and R. Scott Sloan. Mr. Alexander is the chairman.

The primary responsibilities for the Strategic Opportunities Committee are set forth in the Strategic Opportunities Committee Charter, which was adopted by the Board on August 9, 2017.

Code of Business Conduct and Ethics, Corporate Governance Guidelines and Committee Charters

On August 9, 2017 we adopted a Code of Business Conduct and Ethics, the Corporate Governance Guidelines, the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Corporate Governance Committee Charter, the HSE Charter and the Strategic Opportunities Committee Charter. We will make a printed copy of the Code of Business Conduct and Ethics, Corporate Governance Guidelines and our committee charters available to any stockholder who so requests. Requests for print copies may be directed to us as follows: Vanguard Natural Resources, Inc., 5847 San Felipe, Suite 3000, Houston, Texas 77057, Attention: Secretary. The Code and the committee charters are also posted on our website at www.vnrenergy.com.

Compensation Committee Interlocks and Insider Participation

Mr. Sloan was a member of the Compensation Committee until he stepped down from this position in connection with his appointment as Executive Vice President and Chief Financial Officer on September 27, 2017. Otherwise, no members of the Compensation Committee were an officer or employee of ours or any of our subsidiaries during fiscal 2016 or 2017 (to date) or was formerly an officer of ours. None of our executive officers has served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board.

Director Compensation

We have engaged Lyons, Benenson & Company Inc. as independent compensation consultants to assist in developing our executive and director compensation programs. Our non-employee directors are currently eligible to receive (i) an annual cash retainer of $100,000, which is paid quarterly in arrears and (ii) an annual equity grant of restricted stock units with a $100,000 grant date value. For certain non-employee directors, specifically Messrs. Citarrella, Alexander and Morris, the director’s compensation is paid to the fund that currently employs such individual (i.e., Monarch, Marathon and Contrarian, respectively), and the Board has approved that such director’s equity compensation be paid in cash in lieu of equity on the dates that such grants would have otherwise vested (i.e., 25% immediately and 25% on each of the first three anniversaries of August 1, 2017). Each other non-employee director (i.e., Messrs. Albert and Dunlevy) will receive an initial annual equity grant as soon as possible following the Board’s adoption of form of award agreements under the management incentive plan, with 25% of such initial grant vesting immediately and the remainder vesting ratably on the first three anniversaries of the grant date. The Board intends that future annual equity retainers will vest ratably on the first four anniversaries of the date of grant. Mr. Sloan will receive a pro rata portion of his equity and cash compensation in respect of his service on the Board prior to his appointment as Executive Vice President and Chief Financial Officer.

32

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

On August 9, 2017 the audit committee of our Board (the “Audit Committee”) adopted the Related Party Transaction Policy (the “Policy”) to review and approve all Related Transactions with Related Parties, as those terms are defined in the Policy and provided below.

Prior to the entry of any potential Related Transaction, such transaction shall be reported to our general counsel or, if there is no general counsel, the chairman of the Audit Committee, who will undertake an appropriate evaluation to determine if the counterparty in the transaction meets the definition of a Related Party. If that evaluation indicates that the Related Transaction would require the Audit Committee’s approval, the general counsel or, if there is no general counsel, the chairman of the Audit Committee, will report the Related Transaction, together with a summary of material facts, to the Audit Committee. The Audit Committee shall review the material facts of the Related Transaction and either approve or disapprove subject to the exceptions described below. In determining whether to approve or disapprove a Related Transaction, the Audit Committee will consider whether there is a relationship that offers the potential for: (i) transactions at less than arm’s-length; (ii) favorable treatment; or (iii) the ability to influence the outcome of events differently from that which might result in the absence of that relationship.

In the event our chief executive officer, chief financial officer or general counsel becomes aware of a Related Transaction that was not previously approved under the Policy, such person shall promptly notify the chairman of the Audit Committee, and the Audit Committee or, if not practicable for us to wait for the entire Audit Committee to consider the matter, the chairman of the Audit Committee shall consider whether the Related Transaction shall be ratified or rescinded or other action should be taken. The chairman of the Audit Committee shall report to the Audit Committee at the next Audit Committee meeting any actions taken under the Policy.

The Audit Committee has already reviewed certain Related Transactions as described as in the Policy and determined that each of the Related Transactions described therein shall be deemed to be pre-approved or ratified, as applicable, by the Audit Committee under the terms of the Policy, unless specifically determined otherwise by the Audit Committee.

No director shall participate in any discussion or approval of a Related Transaction for which he or she is a Related Party, except that the director shall provide all material information concerning the Related Transaction to the Audit Committee.

For purposes of the Policy, a Related Party transaction is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in excess of $120,000, in which we or any of our subsidiaries is a participant, and any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director, officer or a less than ten percent beneficial owner of another entity).

For purposes of the Policy a “Related Party” is defined as any person who is or was (since the last fiscal year for which we have filed an Annual Report on Form 10-K, even if that person does not presently serve in that role):

•	an affiliate of us – a party that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with us;

•	a trust for the benefit of employees that is managed by or under the trusteeship of management;

•	an owner of record or known beneficial owner of more than 5% of the voting interest of us;

•	a member of our management including people with authority and responsibility for planning, directing and controlling our activities. Management includes members of the Board, chief executive officer, chief financial officer, general counsel, vice presidents and persons in charge of principal business units and business functions, and any other persons who perform similar business or policymaking functions. If a director or member of management is also a director of another entity, the entities are considered related when they are both under the control or significant influence of that individual;

33

•	any family member, including spouses, brothers, sisters, parents, children and spouses of these persons who might control or influence a principal owner or member of management or who might be controlled or influenced by a principal owner or member of management because of a family relationship; or

•	other parties with which we may deal if one party can control or significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The ability to exercise significant influence may be indicated in several ways, such as representation on the Board, participating in policy-making processes, material inter-company transactions, interchange of managerial personnel, or technology dependency.

Registration Rights Agreement

On the Effective Date, in accordance with the Plan and that certain Amended and Restated Backstop Commitment and Equity Investment Agreement, dated as of February 24, 2017, as amended and restated on May 23, 2017 (as may have been further amended from time to time, the “Amended and Restated Backstop Commitment Agreement”), the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain recipients of shares of Common Stock distributed on the Effective Date that were party to the Amended and Restated Backstop Commitment Agreement (including certain of their affiliates and related funds), in accordance with the terms set forth in the Plan (collectively, the “Registration Rights Holders”). The Registration Rights Agreement provides our stockholders party thereto certain registration rights.

The Registration Rights Agreement requires the Company to file a shelf registration statement (“Initial Shelf Registration Statement”) within ninety (90) calendar days following the Effective Date that includes the Registrable Securities (as defined in the Registration Rights Agreement) whose inclusion has been timely requested, provided, however, that the Company is not required to file or cause to be declared effective an Initial Shelf Registration Statement unless the request from Registration Rights Holders amounts to at least 20% of all Registrable Securities. The Registration Rights Agreement also provides the Registration Rights Holders the ability to demand registrations or underwritten shelf takedowns subject to certain requirements and exceptions.

In addition, if the Company proposes to register shares of Common Stock in certain circumstances, the Registration Rights Holders will have certain “piggyback” registration rights, subject to restrictions set forth in the Registration Rights Agreement, to include their shares of Common Stock in the registration statement.

The Registration Rights Agreement also provides that (i) for so long as the Company is subject to the requirements to publicly file information or reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Company will timely file all information and reports with the SEC and comply with all such requirements and (b) if the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will make available the information necessary to comply with Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable Registration Rights Holders to sell Registrable Securities without registration under the Securities Act pursuant to the abovementioned exemptions or any other rule or regulation hereafter adopted by the SEC.

34

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences related to the purchase, ownership and disposition of our Common Stock by a taxpayer that holds our Common Stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations and administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

Legal conclusions contained in this section, unless otherwise noted, are the opinion of Paul Hastings LLP. This summary does not address all aspects of U.S. federal income taxation or the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, or under U.S. federal estate or gift tax laws. In addition, this summary does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation):

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	dealers in securities or foreign currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons that hold or are deemed to sell our Common Stock under the constructive sale provisions of the Code;

•	persons that acquired our Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	real estate investment trusts or regulated investment companies;

•	persons that hold our Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	persons that hold in excess of 5% of our Common Stock.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. Accordingly, we urge partners of a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) investing in our Common Stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Common Stock by such partnership.

35

YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Corporate Status

We are a corporation for U.S. federal income tax purposes. As a result, we are subject to tax as a corporation and distributions on our Common Stock will be treated as distributions on corporate stock for federal income tax purposes. Holders of Common Stock will receive a Form 1099 from us with respect to distributions received on our Common Stock.

Consequences to U.S. Holders

The discussion in this section is addressed to holders of our Common Stock who are U.S. holders for U.S. federal income tax purposes. A U.S. holder for purposes of this discussion is a beneficial owner of our Common Stock and who is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	certain former citizens or long-term residents of the United States;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) whose administration is subject to the primary supervision of and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election to be treated as a United States person.

Distributions

Distributions with respect to our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution with respect to our Common Stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Common Stock, which reduces such basis dollar-for-dollar, and thereafter as capital gain from the sale or exchange of such Common Stock. Please read “—Gain on Disposition of Common Stock.” Non-corporate holders who receive distributions on our Common Stock that are treated as dividends for U.S. federal income tax purposes generally will be subject to U.S. federal income tax at a maximum tax rate of 20% on such dividends provided certain holding period requirements are met.

We do not expect to have any earnings and profits for an extended period of time, and we may not have sufficient earnings and profits during future tax years for any distributions on our Common Stock to qualify as dividends for U.S. federal income tax purposes. If a distribution on our Common Stock fails to qualify as a dividend for U.S. federal income tax purposes, U.S. corporate holders will be unable to utilize the corporate dividends-received deduction with respect to such distribution.

You are encouraged to consult your tax advisor as to the tax consequences of receiving distributions on our Common Stock that do not qualify as dividends for U.S. federal income tax purposes, including, in the case of prospective corporate investors, the inability to claim the corporate dividends received deduction with respect to such distributions.

36

Gain on Disposition of Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange, certain redemptions, or other taxable disposition of our Common Stock equal to the difference, if any, between the amount realized upon the disposition of such Common Stock and the U.S. holder’s adjusted tax basis in those shares. A U.S. holder’s tax basis in the shares generally will be equal to the amount paid for such shares reduced (but not below zero) by distributions received on such shares that are not treated as dividends for U.S. federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or disposed of is more than one year. Long-term capital gains of individuals generally are subject to a reduced maximum U.S. federal income tax rate of 20%. The deductibility of net capital losses is subject to limitations.

Backup Withholding and Information Reporting

Information returns generally will be filed with the IRS with respect to distributions on our Common Stock and the proceeds from a disposition of our Common Stock. U.S. holders may be subject to backup withholding (at a rate of 28%) on distributions with respect to our Common Stock and on the proceeds of a disposition of our Common Stock unless such U.S. holders furnish the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establish, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be creditable against a U.S. holder’s U.S. federal income tax liability, and the U.S. holder may be entitled to a refund, provided the U.S. holder timely furnishes the required information to the IRS. U.S. holders are urged to consult their own tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

3.8% Tax on Unearned Income

Certain U.S. holders that are individuals, trusts or estates will be subject to an additional 3.8% Medicare tax on unearned income, which generally will include dividends received and gain recognized with respect to our Common Stock. For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals a U.S. holder’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. U.S. holders are urged to consult their own tax advisors regarding the application of this additional Medicare tax to their particular circumstances.

Consequences to Non-U.S. Holders

The discussion in this section is addressed to holders of our Common Stock who are non-U.S. holders for U.S. federal income tax purposes. For purposes of this discussion, a non-U.S. holder is a beneficial owner of our Common Stock that is an individual, corporation, estate or trust that is not a U.S. holder as defined above.

37

Distributions

Distributions with respect to our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution treated as a dividend paid to a non-U.S. holder on our Common Stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution or such lower rate as may be specified by an applicable income tax treaty. To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-U.S. holder’s adjusted tax basis in its Common Stock (but not below zero). The amount of any such distribution in excess of the non-U.S. holder’s adjusted tax basis in its Common Stock will be treated as gain from the sale of such shares and will have the tax consequences described below under “Gain on Disposition of Common Stock.” The rules applicable to distributions by a United States real property holding corporation (a “USRPHC”) to non-U.S. persons that exceed current and accumulated earnings and profits are not clear. As a result, it is possible that U.S. federal income tax at a rate not less than 15% (or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC) may be withheld from distributions received by non-U.S. holders that exceed our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate on distributions, a non-U.S. holder must provide the withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate.

Non-U.S. holders are encouraged to consult their tax advisors regarding the withholding rules applicable to distributions on our Common Stock, the requirement for claiming treaty benefits, and any procedures required to obtain a refund of any overwithheld amounts.

Distributions treated as dividends that are paid to a non-U.S. holder and are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form) certifying eligibility for exemption. If a non-U.S. holder is a non-U.S. corporation, it may also be subject to a “branch profits tax” (at a 30% rate or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Stock

Subject to the discussion below under “—Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

•	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	our Common Stock constitute a United States real property interest by reason of our status as a USRPHC for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such gain.

38

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our Common Stock continue to be regularly traded on an established securities market, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Common Stock, more than 5% of our Common Stock will be taxable on gain realized on the disposition of our Common Stock as a result of our status as a USRPHC. If our Common Stock were not regularly traded during the calendar year in which the relevant disposition by a non-U.S. holder occurs, such non-U.S. holder (regardless of the percentage of our Common Stock owned) would be subject to U.S. federal income tax on a taxable disposition of our Common Stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition. Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Common Stock.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder, the name and address of the recipient, and the amount, if any, of tax withheld with respect to those dividends. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make such reports available to tax authorities in the recipient’s country of residence.

Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8, provided that the withholding agent does not have actual knowledge, or reason to know, that the beneficial owner is a United States person that is not an exempt recipient.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the rate of 28%) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Common Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Common Stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Common Stock and on the gross proceeds from a disposition of our Common Stock (if such disposition occurs after December 31, 2018), in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying each direct and indirect substantial United States owner of the entity; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

39

INVESTORS CONSIDERING THE PURCHASE OF SHARES OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

40

LEGAL MATTERS

Certain legal matters in connection with our Common Stock offered hereby will be passed upon for us by Paul Hastings LLP, Houston, Texas.

EXPERTS

The audited consolidated balance sheets of our Predecessor and its subsidiaries as of December 31, 2016 and 2015 and the related consolidated statements of operations, members’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting of our Predecessor and subsidiaries as of December 31, 2016, incorporated by reference from our Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017, in this prospectus, have been so incorporated by reference in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2016 consolidated financial statements contains an explanatory paragraph that states that our Predecessor’s filing of the Chapter 11 Cases raises substantial doubts about our Predecessor’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of Eagle Rock Energy Partners, L.P (“EROC”) as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein from Vanguard Natural Resources, LLC’s Current Report on Form 8-K/A, filed with the SEC on October 9, 2015, and upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of LRR Energy, L.P. included in Exhibit 99.1 of Vanguard Natural Resources, LLC’s Current Report on Form 8-K/A filed on October 9, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by DeGolyer and MacNaughton. All such information has been so included or incorporated by reference on the authority of such firms as experts regarding the matters contained in their reports.

41

Vanguard Natural Resources, Inc.

17,820,383 Shares of Common Stock

98,110 Shares of Common Stock Issuable Upon Exercise of the Warrants

Prospectus

      , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$43,501.63
Accountants’ fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*
Total	*

*	These fees are calculated based on the number of issuances and amount of Common Stock offered and cannot be estimated at this time.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the DGCL permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding.

Our Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our Certificate of Incorporation further provides for the advancement of expenses to each of its officers and directors.

Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

We also maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of the Certificate of Incorporation.

II-1

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On the Effective Date, we reserved for issuance the following in accordance with the Plan:

•	678,464 shares of Common Stock were issued pro rata to holders of claims arising under our Predecessor’s senior unsecured notes;

•	1,283,333 shares of Common Stock were issued pro rata to holders of our Predecessor’s 7.0% Senior Secured Second Lien Notes (the “Old Notes”) in exchange for a fully committed $19.25 million investment;

•	678,405 shares of Common Stock were issued to participants in the 1145 rights offering extended by the Debtors to certain holders of claims arising under the senior unsecured notes (including certain of the commitment parties party to the Amended and Restated Backstop Commitment Agreement);

•	7,846,595 shares of Common Stock were issued to participants who were eligible to participate in the accredited investor rights offering extended by the Debtors to certain holders of claims arising under the senior unsecured notes (including certain of the commitment parties party to the Amended and Restated Backstop Commitment Agreement);

•	1,023,000 shares of Common Stock were issued to commitment parties under the Amended and Restated Backstop Commitment Agreement in respect of the premium due thereunder;

•	8,525,000 shares of Common Stock were issued to commitment parties under the Amended and Restated Backstop Commitment Agreement in connection with their backstop obligation thereunder together with 1,482,021 shares of Common Stock reflecting shares purchased by such commitment parties in respect of unsubscribed shares in the rights offerings; and

•	20,983 shares of Common Stock were issued to holders of Predecessor’s preferred equity.

With the exception of Common Stock described in the second, fourth and sixth bullets above, Common Stock was issued under the Plan pursuant to an exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code (an “1145 Exemption”). Common Stock described in the second, fourth and sixth bullets above was issued under the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Pursuant to the Plan, we also issued the following pursuant to an 1145 Exemption:

•	To electing holders of Predecessor’s preferred equity, three and a half year warrants (the “Preferred Unit Warrants”), which are exercisable to purchase up to 621,649.49 shares of the Common Stock as of the Effective Date, subject to dilution. The expiration date of the Preferred Unit Warrants will be February 1, 2021, and the strike price is $44.25; and

•	To electing holders of Predecessor’s common equity, three and a half year warrants (the “Common Unit Warrants”), which are exercisable to purchase up to 640,875.75 shares of the Common Stock as of the Effective Date, subject to dilution. The expiration date of the Common Unit Warrants will be February 1, 2021, and the strike price is $61.45.

Furthermore, we issued approximately $80.7 million aggregate principal amount of new Second Lien Notes to certain eligible holders of the outstanding Old Notes, which we co-issued along with our Predecessor, in full satisfaction of such holders’ claim of approximately $80.7 million related to the Old Notes. We issued the Second Lien Notes in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

II-2

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Reference is made to the Exhibit Index preceding the signature pages hereto, which Exhibit Index is hereby incorporated by reference into this item.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(b)          that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)          to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)          that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(e)          that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(f)           that, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Modified Second Amended Joint Plan of Reorganization under Chapter 11 of Bankruptcy Code of Vanguard Natural Resources, LLC (incorporated by reference to Exhibit 2.1 to our Predecessor’s Current Report on Form 8-K filed July 19, 2017)

3.1	Amended and Restated Certificate of Incorporation of Vanguard Natural Resources, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K15D5 filed August 2, 2017)

3.2	Amended and Restated Bylaws of Vanguard Natural Resources, Inc. (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K15D5 filed August 2, 2017)

3.3	Certificate of Amendment as filed with the Delaware Secretary of State (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed September 29, 2017)

4.1	Amended and Restated Indenture, dated as of August 1, 2017, among Vanguard Natural Resources, Inc., the guarantors named therein and Delaware Trust Company, as trustee and collateral trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K15D5 filed August 2, 2017)

5.1*	Opinion of Paul Hastings LLP as to the legality of the securities being registered

10.1	Fourth Amended and Restated Credit Agreement, dated as of August 1, 2017, by and among Vanguard Natural Gas, LLC, Citibank N.A., as Administrative Agent and the financial institutions thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K15D5 filed August 2, 2017)

10.2	Amended and Restated First Lien Pledge and Security Agreement, dated as of August 1, 2017, by and among Vanguard Natural Resources, Inc., Vanguard Natural Gas, LLC and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K15D5 filed August 2, 2017)

10.3	Amended and Restated Second Lien Pledge and Security Agreement, dated as of August 1, 2017, by and among Vanguard Natural Resources, Inc. and Delaware Trust Company, as collateral agent (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K15D5 filed August 2, 2017)

10.4	Amended and Restated Second Lien Pledge and Security Agreement, dated as of August 1, 2017, by and among certain subsidiaries and affiliates of Vanguard Natural Resources, Inc. and Delaware Trust Company, as collateral agent (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K15D5 filed August 2, 2017)

10.5	Amended and Restated Intercreditor Agreement, dated as of August 1, 2017, by and among Citibank, N.A., as priority lien agent, and Delaware Trust Company, as second lien collateral trustee, and acknowledged and agreed to by Vanguard Natural Gas, LLC, Vanguard Natural Resources, Inc. and the other grantors party thereto (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K15D5 filed August 2, 2017)

II-5

Exhibit Number	Description of Exhibit
10.6	Amended and Restated Collateral Trust Agreement, dated as of August 1, 2017, by and among Vanguard Natural Resources, Inc., the grantors and guarantors named therein and Delaware Trust Company as trustee and as collateral trustee (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K15D5 filed August 2, 2017)

10.7	Registration Rights Agreement, dated as of August 1, 2017, between Vanguard Natural Resources, Inc. and certain parties thereto (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K15D5 filed August 2, 2017)

10.8	Warrant Agreement, dated as of August 1, 2017, between Vanguard Natural Resources, Inc., as Issuer, and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K15D5 filed August 2, 2017)

10.9	Second Amended and Restated Employment Agreement of Scott W. Smith, dated August 1, 2017 (incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K15D5 filed August 2, 2017)

10.10	Second Amended and Restated Employment Agreement of Britt Pence, dated August 1, 2017 (incorporated by reference to Exhibit 10.11 to our Current Report on Form 8-K15D5 filed August 2, 2017)

10.11	Letter to Richard Scott Sloan, dated September 29, 2017 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed September 29, 2017)

10.12	Vanguard Natural Resources, Inc. Management Incentive Plan (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed August 25, 2017)

21.1*	Subsidiaries of Vanguard Natural Resources, Inc.

23.1*	Consent of BDO USA, LLP

23.2*	Consent of KPMG LLP

23.3*	Consent of PricewaterhouseCoopers LLP

23.4*	Consent of DeGolyer and MacNaughton

23.5*	Consent of Paul Hastings LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney of the Directors and Officers of the Registrant (included in signature pages)

99.1	Order Confirming Debtors’ Modified Second Amended Joint Plan of Reorganization under Chapter 11 of Bankruptcy Code of Vanguard Natural Resources, LLC (incorporated by reference to Exhibit 99.1 to our Predecessor’s Current Report on Form 8-K filed July 19, 2017)

*	Provided herewith.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 30, 2017.

Vanguard Natural Resources, Inc.

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Scott W. Smith and R. Scott Sloan, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott W. Smith	President, Chief Executive Officer and Director	October 30, 2017
Scott W. Smith	(principal executive officer)

/s/ R. Scott Sloan	Chief Financial Officer and Director	October 30, 2017
R. Scott Sloan	(principal financial officer and principal accounting officer)

/s/ Joseph Citarrella	Chairman of the Board of Directors	October 30, 2017
Joseph Citarrella

/s/ Randall M. Albert	Director	October 30, 2017
Randall M. Albert

/s/ Michael Alexander	Director	October 30, 2017
Michael Alexander

/s/ W. Greg Dunlevy	Director	October 30, 2017
W. Greg Dunlevy

/s/ Graham Morris	Director	October 30, 2017
Graham Morris

II-7